EXHIBIT 5

                                                               Avnet, Inc.

                                                               David R. Birk
                                                           Senior Vice President
                                                                   and
                                                              General Counsel

                                                                May 26, 1998

Board of Directors
Avnet, Inc.
80 Cutter Mill Road
Great Neck, New York  11021

               Re: Registration Statement on Form S-3
                   ----------------------------------

Ladies and Gentlemen:

     I refer to the Registration Statement on Form S-3 (the "Registration Statement") to be filed by Avnet, Inc. (the "Company") with the Securities and Exchange Commission in connection with the registration under the Securities Act of 1933, as amended, of up to $500,000,000 aggregate principal amount of the Company's debt securities to be issued from time to time in one or more public offerings (the "Debt Securities").

     I have examined and am familiar with originals, or copies the authenticity of which has been established to my satisfaction, of such documents and instruments as I have deemed necessary to express the opinions hereinafter set forth. Based upon the foregoing, it is my opinion that the Debt Securities, when issued or delivered in the manner provided for in the form of Underwriting Agreement filed as an exhibit to the Registration Statement, will be legally issued and the binding obligations of the Company.

     I consent to the use of this opinion as Exhibit 5 to the Registration Statement and to the reference to me under the caption "Legal Matters" in the prospectus constituting Part I thereof.

                                            Very truly yours,

                                            /s/David R. Birk

                                            David R. Birk
DRB/me

    Avnet, Inc.   o   80 Cutter Mill Road   o   Great Neck, NY 11021-3107   o
                            Telephone (516) 466-7000